EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-78140), Registration Statement on Form S-8 (No. 333-46263), Registration Statement on Form S-8 (No. 33-64083) and Registration Statement on Form S-8 (No. 33-37160) of Lund International Holdings, Inc. of our report dated March 19, 1998 relating to the consolidated financial statements of Ventshade Holdings, Inc. and Subsidiary which appear in the Current Report on Form 8-K/A of Lund International Holdings, Inc. dated March 8, 1999.

ERNST & YOUNG LLP

Atlanta, Georgia
March 8, 1999